Exhibit 99.1

China Direct Industries in Definitive Agreement to Acquire 100% of Golden Trust Magnesium Industry Co., Ltd. 80% of Lingshi Xinghai Magnesium Industry Co., Ltd.

DEERFIELD BEACH, FL--(9/6/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial products in China and the Americas in two core business segments, announced today that it has entered into a series of agreements to acquire a 100% ownership interest in Golden Trust Magnesium Industry Co., Ltd. (“Golden Trust”) and an 80% ownership interest in Lingshi Xinghai Magnesium Industry Co., Ltd. (“Lingshi Magnesium”).  The acquisitions are part of management’s ongoing plan to further consolidate its magnesium holdings as well as acquire additional facilities owned in whole or in part by Mr. Yuwei Huang, a member of the board of directors of China Direct Industries.

Under the terms of the agreements China Direct Industries will issue up to 18.2 million shares of its common stock, transfer its $4.7 million interest in its subsidiary Excel Rise Technology Co., Ltd., and pay $4.8 million in cash or through the repayment of one of its intercompany loans to make the acquisitions in a deal totaling approximately $26.7 million.  Closing of the acquisitions is conditioned upon (i) approval of the issuance of the common stock constituting the stock consideration provided for in the agreements to acquire these companies  and in accordance with NASDAQ Market Place Rules and Regulations;  (ii) the absence of any order or injunction of a court of competent jurisdiction that prohibits the consummation of the acquisitions, (iii) the absence of certain governmental restraints, and (iv) the accuracy of the representations and warranties of each party. A summary of the agreements is provided in a Form 8-K China Direct Industries filed with the Securities and Exchange Commission on September 6, 2011.

Upon completion of the two acquisitions, China Direct Industries annual magnesium production capacity will increase by 30,000 metric tons bringing the total magnesium production capacity at China Direct Industries to 90,000 metric tons. At this production capacity, China Direct Industries would be among the world’s largest magnesium producers.  The facilities at Golden Trust and Lingshi Magnesium could be expanded to increase production capacity should demand levels warrant future expansion.   Upon completion of the acquisitions, management of China Direct Industries intends to improve many aspects of its operations through the synergistic alignment of all purchasing, sales and administrative functions among its magnesium production facilities through the centralized management of Yuwei Huang and Kong Tung.

 Commenting on the agreement Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated "We are excited to move forward with our consolidation and acquisition plan through the acquisitions of Golden Trust and Lingshi Magnesium.  We believe the addition of these magnesium production facilities will further solidify our place among the world’s leading magnesium producers. We continue to position our company to meet our expectations for the future in this important industry, poised to take advantage of the improving demand and pricing trends to fuel substantial growth in the coming years.”

About China Direct Industries, Inc.

China Direct Industries, Inc.   (NASDAQ: CDII - News), is a U.S. based company that sources, produces and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries' unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets.  For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbour provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning the expected completion of the acquisition of Golden Trust and Lingshi Magnesium, our beliefs concerning  our position in the magnesium production industry, and the expected demand, pricing and operating results for our magnesium segment and our rates of magnesium production.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net